UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Company’s annual meeting of stockholders held on May 12, 2011, the stockholders of the Company approved the Company’s Performance Cash Bonus Plan (the “Plan”). A description of the material terms of the Plan is contained in the Company’s proxy statement dated March 25, 2011 and is incorporated herein by reference. The discussion is qualified in its entirety by reference to the Plan, a copy of which is attached to the Company’s proxy statement dated March 25, 2011 as Exhibit A. Stockholders should refer to the Plan for more complete and detailed information.

Awards made under the Plan are made at the Compensation Committee’s discretion and are based on attainment of performance goals. Accordingly, it is not possible to determine at this time the amount of the awards that will be paid for the current fiscal year or the amount of future awards under the Plan.

Item 5.07.	Submission of Matters to a Vote of the Security Holders.

At the Company’s annual meeting of stockholders held on May 12, 2011, the results of the balloting were as follows:

Election of three Class I directors to the Company’s Board of Directors to hold office until the annual meeting of stockholders to be held in the year 2014 and thereafter until their successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Fredrick J. Barrett	31,380,933	8,636,938	2,200,704
Jim W. Mogg	26,277,349	13,740,522	2,200,704
Michael E. Wiley	26,158,191	13,859,680	2,200,704

Proposal to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
39,331,234	662,521	24,116	2,200,704

Proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of the Company’s named executive officers should be held once every one, two or three years.

Every 1 Year	Every 2 Years	Every 3 Years	Votes Abstaining	Broker Non-Votes
35,123,258	636,332	4,056,141	202,140	2,200,704

Proposal to approve the Company’s Performance Cash Bonus Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
37,656,282	2,315,282	46,307	2,200,704

Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
41,634,031	568,401	16,143	0

Mr. Gerald Armstrong submitted a stockholder proposal to be considered at the 2011 annual meeting of stockholders requesting that the Board of Directors take the steps necessary so that each stockholder voting requirement in the Company’s Certificate of Incorporation and bylaws that calls for a greater than simple majority vote be changed to a majority of the votes cast for and against the proposal in compliance with applicable law. The Board of Directors of the Company has agreed to propose, recommend to the stockholders of the Company, and actively solicit the approval at the 2012 annual meeting of stockholders that the Company amend its Certificate of Incorporation to (1) eliminate the provisions in the Certificate of Incorporation that require the affirmative vote of the holders of at least 80% of the outstanding shares for approval, and (2) provide for the annual election of directors. As a result of this commitment, Mr. Armstrong withdrew his proposal and no vote was taken.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Performance Cash Bonus Plan [Incorporated by reference from Exhibit A to the Proxy Statement filed with the Commission on March 25, 2011.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2011	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President — General Counsel; and
Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Performance Cash Bonus Plan [Incorporated by reference from Exhibit A to the Proxy Statement filed with the Commission on March 25, 2011.]

5